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                                                                     Exhibit 5.1

                               FIFTH THIRD BANCORP
                               FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45263

                                  June 30, 1998


Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263

         RE: Issuance of up to 1,862,765 Shares of Common Stock of Fifth Third Bancorp Pursuant to Registration Statement on Form S-3 filed with the Securities and Exchange Commission

Gentlemen:

         I have acted as counsel to Fifth Third Bancorp, an Ohio corporation ("Company"), in connection with the issuance of up to 1, 862, 765 shares of the Company's common stock, no par value ("Common Stock") pursuant to the Agreement and Plan of Merger dated as of December 22, 1997 by and among The Ohio Company, the Company and Fifth Third M Corp., a wholly-owned subsidiary of the Company. As set forth in the Form S-3 Registration Statement, filed by the Company on the date hereof ("Registration Statement") with the Securities and Exchange Commission, such shares were issued to the former shareholders of The Ohio Company upon the consummation of the merger of Fifth Third M Corp.
with and into The Ohio Company on June 12, 1998.

         As counsel for the Company I have made such legal and factual examinations and inquiries as I deem advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Certificate of Incorporation, Code of Regulations and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.

         On the basis of the foregoing, I express the opinion that the 1,862,765 shares of Common Stock registered for resale pursuant to the Registration Statement are validly authorized, legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

         I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to me in the Prospectus under the caption "Legal Matters."

                                             Very truly yours,

                                             FIFTH THIRD BANCORP


                                             By    /s/ PAUL L. REYNOLDS
                                               ------------------------------
                                                       Paul L. Reynolds, Counsel